UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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ECOTALITY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECOTALITY, INC.
Four Embarcadero Center
Suite 3720
San Francisco, CA 94111

Notice of Annual Meeting
of Common Stockholders to be held
December 15, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of ECOtality Inc. (the “Company”) which will be held at Four Embarcadero Center in the Stanford Room, San Francisco, CA  94111, on Thursday, December 15, 2011 at 1:00 p.m. local time.

The notice of Annual Meeting of Stockholders and proxy statement on the following pages covers the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at this Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting, please complete, sign, date and return the proxy card in the enclosed envelope in order to make sure your shares will be represented at this Annual Meeting of Stockholders. If you decide to attend this Annual Meeting of Stockholders, you may revoke your proxy at any time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in this proxy statement.

This meeting will address only those matters outlined in this proxy statement, and any other matters appropriately raised at the meeting. To be respectful of your time, we suggest that you participate by carefully reading the enclosed proxy materials and using the enclosed card or the internet to vote your shares. The website for voting online is printed on the enclosed proxy card. Should you wish to attend in person, please notify us so we may arrange for space accordingly.

Your continuing interest in the business of the Company is gratefully acknowledged.

Sincerely,

/s/ JONATHAN READ
Jonathan Read
President and Chief Executive Officer

Four Embarcadero Center
Suite 3720
San Francisco, CA 94111

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

[___________], 2011

The 2011 Annual Meeting of Stockholders of ECOtality, Inc. (the “Company”) will be held at Four Embarcadero Center in the Stanford Room, San Francisco, CA  94111, on Wednesday, December 15, 2011 at 1:00 p.m. local time for the following purposes:

1.	To elect 7 directors to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To remove the beneficial ownership limitation with respect to the warrant to purchase common stock held by ABB Technology Ventures Ltd;

3.	To ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm to audit ECOtality’s financial statements for the fiscal year ending December 31, 2011; and

4.	To transact such other business as may properly come before this Annual Meeting of Stockholders or any adjournment thereof.

Only stockholders of record at the close of business on October 19, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. A list of such stockholders will be available commencing November 4, 2011 and may be examined prior to the Annual Meeting at our corporate headquarters during normal business hours.

Your participation at our Annual Meeting is important. To ensure your representation, please vote, date, sign, and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not you intend to be present at the meeting.  You may if you wish, withdraw your proxy and vote in person.

By order of the Board of Directors

/s/ JONATHAN READ
Jonathan Read
President and Chief Executive Officer

Table of Contents
Proxy Statement Introduction	1

Annual Meeting and Proxy Solicitation Information	1

Questions and Answers About the Annual Meeting	1

Proposal 1 – Election of Directors	4

Biographical Information Regarding Directors and Nominees	4

Board of Directors and Corporate Governance Matters	7

Director Compensation	10

Section 16(a) Beneficial Ownership Reporting Compliance	11

Security Ownership of Certain Beneficial Owners	11

Executive Officers	16

Executive Compensation	16

Certain Transactions and Relationships	20

Proposal 2 – Removal of the Beneficial Ownership Limitation with Respect to the Warrant to Purchase Common Stock Held by ABB Technology Ventures Ltd.	22

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	24

Audit and Related Fees	24

Audit Committee Report	25

Expenses of Solicitations	26

Miscellaneous Matters	26

Appendix

Proxy

Four Embarcadero Center
Suite 3720
San Francisco, CA 94111

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This proxy statement is being provided to stockholders in connection with the solicitation by the Board of Directors (the “Board”) of ECOtality, Inc. (“ECOtality”, the “Company”, “we”, “us”, or “our”), of proxies to be voted at the Annual Meeting of Stockholders to be held in San Francisco, CA on December 15, 2011 (the “Annual Meeting”). On or about [__________], 2011, we began mailing to our stockholders this proxy statement and form of proxy.

The close of business on October 19, 2011 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on October 19, 2011 the Company had [__________] shares of common stock outstanding, all of which are entitled to one vote per share at the Meeting. The Company also had [__________] shares of preferred stock outstanding, but not entitled to vote.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why did I receive this proxy statement?

A.
On or about [___________], 2011, we began mailing this proxy statement to everyone who was a stockholder as of the record date of October 19, 2011. We prepare a proxy statement each year to let our stockholders know when and where we will hold our annual stockholders’ meeting.

More importantly, this proxy statement:
•	includes detailed information about the matters that will be discussed and voted on at the meeting, and
•	provides you with updated information about the Company that you will need to consider in order to make an informed decision at the meeting.

Q.	What is the record date and who may vote at the Annual Meeting?

A.	Our only voting stock currently outstanding is our common stock. You may vote if you were a holder of record of our common stock as of the close of business on October 19, 2011 (the “Record Date”).

Q.	What constitutes a quorum for the Annual Meeting?

A.
A “quorum” is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of common stock. There must be a quorum for the meeting to be held. If we do not have a quorum, then we will postpone the meeting. The new meeting date will be announced at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum.

As of October 19, 2011, there were issued, outstanding and entitled to vote [__________] shares of our common stock. A quorum is at least a majority of the voting power represented by the shares of our common stock, or [__________] shares.

Q.	What will I be voting on?

A.	The following proposals will be considered at the Annual Meeting:
•	Election of directors (“Proposal 1”);
•	Removal of the beneficial ownership limitation with respect to the warrant to purchase common stock held by ABB Technology Ventures Ltd. (“Proposal 2”);
•	Ratification of the appointment of McGladrey & Pullen LLP as our independent auditors for 2011 (“Proposal 3”); and
•	Any other matters which are properly raised at the meeting.

Q.	How many votes do I have?

A.	You will have one vote for every share of our common stock you owned on October 19, 2011.

Q.	How many votes are required to approve the proposals, assuming a quorum?

A.
The affirmative vote of the majority of votes cast with respect to the director's election at the Annual Meeting is required for the election of each director (Proposal 1). The affirmative vote of the holders of a majority of the voting power of the shares of common stock present or represented by proxy and entitled to vote is required for approval of Proposals 2 and 3.

Q.	How do I vote?

A.	To vote, you may:
•
vote in person - we will pass out written ballots at the Annual Meeting to stockholder of record and beneficial owners who hold their shares in street name and who have obtained a valid proxy from their broker, bank or other nominee;

•	vote electronically via the Internet - to do so, please follow the instructions shown on your proxy card or voting instruction card; or
•	vote by mail - simply complete, sign, date and return the proxy card or voting instruction card in the envelope provided so that it is received before the Annual Meeting.

Q.	What if I do not give specific voting instructions?

A.	Stockholder of Record. If you are a stockholder of record and you:
•	indicate when voting electronically via the Internet that you wish to vote as recommended by our Board; or
•	return a signed proxy card but do not indicate how you wish to vote on a particular matter, then your shares will be voted in accordance with the Board's recommendations on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide your broker, bank or other nominee with voting instructions, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on "routine" matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on "non-routine" matters. The ratification of the appointment of McGladrey & Pullen LLP as our independent auditors for 2011 (Proposal 3) is a matter considered routine under applicable rules. On the other hand, the election of directors (Proposal 1) and the removal of the beneficial ownership limitation with respect to the warrant to purchase common stock held by ABB Technology Ventures Ltd (Proposal 2) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2.

Q.	What are broker non-votes?

Broker non-votes are non-voted shares on non-routine matters.

Q.	How are broker non-votes and abstentions counted?

A.
Abstentions and broker non-votes will have no effect on Proposal 1, as the election is determined by reference to the votes actually cast and abstentions and broker non-votes are not treated as votes cast. For Proposals 2 and 3, where the vote required is a majority of votes present and entitled to vote, abstentions are equivalent to a vote cast against the proposal and broker non-votes will have no effect.

Q.	How does the Board recommend I vote on the proposals?

A.	The Board recommends you vote:
•	FOR the election of the 7 nominees to the Board (Proposal 1);
•	FOR the removal of the beneficial ownership limitation with respect to the warrant to purchase common stock held by ABB Technology Ventures Ltd (Proposal 2); and
•	FOR the ratification of the appointment of McGladrey & Pullen LLP as our independent auditors for 2011 (Proposal 3).

Q.	Who will count the vote?

A.	The Inspector of Elections appointed at the Annual Meeting will count the votes cast by proxy or in person.

Q.	What if I want to change my vote or revoke my proxy?

A.
You can change your vote or revoke your proxy on a proposal at any time before the meeting for any reason. If you have voted by sending in your proxy card, or by Internet, you can change your vote in one of the following three ways:

•	First, you can send us a written notice stating that you would like to revoke your proxy.
•	Second, you can complete and submit a new proxy card, or cast a new vote by Internet.
•
Third, you can attend the meeting and vote in person. Your attendance alone, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change these instructions.

Q.	Where can I find the voting results of the Annual Meeting?

A.
We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the date of the Annual Meeting.

PROPOSAL 1
 ELECTION OF DIRECTORS

At the Meeting, seven (7) nominees for director are to be elected to hold office until the 2012 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.  The nominees for election as directors are Jonathan R. Read, Dave Kuzma, Daryl Magana, Enrique Santacana, Andrew Tang, E. Slade Mead and Barry S. Baer.  Information concerning each of the nominees is set forth below.  The persons named in the enclosed proxy card have advised us that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to serve for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, but in no event will the proxy be voted for more than seven nominees for director.  The Board of Directors has no reason to believe the nominees named will be unable or unwilling to serve if elected.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL 7 NOMINEES TO OUR BOARD.

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS AND NOMINEES

Director Changes in 2011

Carlton Johnson is not standing for re-election to the Board, but will continue to serve as a director until the Annual Meeting. Mr. Johnson, a member of the Audit Committee and Chairman of the Nominating and Corporate Governance Committees, has served as an independent member of our Board since October 2009.

Jack Smith is not standing for re-election to the Board, but will continue to serve as a director until the Annual Meeting. Mr. Smith, a member of the Compensation Committee, has served as an independent member of our Board since December 2009.

E. Slade Mead resigned as a member of the Board and the Compensation Committee in January 2011. He has served as an Independent Board Observer since his resignation and has been nominated to rejoin the Board.

Colonel Barry S. Baer resigned as a member of the Board of Directors in January 2011, but he has been nominated to rejoin the Board at the Annual Meeting.

Director Nominees

Information about each of the Nominees to our Board is set forth below:

Names:	Ages	Titles:	Board of Directors
Jonathan R. Read	55	Chief Executive Officer and President	Director
Dave Kuzma	66		Director
Daryl Magana	42		Director
Enrique Santacana	59		Director
Andrew Tang	40		Director
E. Slade Mead	50		Nominee
Barry S. Baer	67	Secretary and Assistant Treasurer	Nominee

Directors are elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Currently there are seven seats on our Board of Directors. Biographical information regarding each director, including the public company boards on which each director currently serves or has served since January 1, 2006 and the attributes and skills that the Board determined qualify each director to serve on the Board, are set forth below.

Jonathan R. Read, Chief Executive Officer, President and Director

Mr. Read has been our Chief Executive Officer and President since February 2006. From 1976 to 1978, Mr. Read was a Regional Manager for Specialty Restaurant Corporation, operating a theme dinner house throughout California.  From 1979 to 1984, he was Managing Director for a group of international companies based in Malaysia, Indonesia and Singapore ranging from hospitality interests to manufacturing and real estate.  From 1984 until he sold the company in 1989, he was the Chairman and Chief Executive Officer of Shakey’s International, a worldwide restaurant chain with operations in the United States, Southeast Asia, Japan, South America, Mexico, Europe and the Caribbean.  In 1986, Mr. Read founded Park Plaza International (Park Inn International and Park Plaza Worldwide) and served as Chairman and CEO from 1986 to 2003.  He expanded Park Plaza from four hotels into a global hotel group.  Mr. Read Park Plaza to Carlson Hospitality and Golden Wall Investments in 2003 and was an investor for his own accounts until he joined us in February 2006. Mr. Read was originally nominated to serve as a director due to his deep familiarity with our business, his extensive entrepreneurial background and many years of senior management experience in a variety of sectors.

Dave Kuzma, Director

Mr. Kuzma has been a director since December 2009. Prior to retirement, Mr. Kuzma was President of Sempra Energy Resources and Chief Financial Officer/Treasurer of three Fortune 500 companies. Sempra is a diversified energy company involved in electric generation, oil and gas drilling, pipelines and gas processing. Prior to Sempra Energy, Mr. Kuzma was Chief Financial Officer and treasurer of Enova Corporation, which is the parent company of San Diego Gas & Electric (SDG&E) and several other U.S.-based subsidiaries, for which he also served as CFO/Treasurer. He also served as the Chief Financial Officer and Senior Vice President at Florida Progress Corporation. Mr. Kuzma began his career as an auditor for Price Waterhouse, after which he joined Consolidated Natural Gas Company of Pittsburgh. There he held the positions of Manager of Finance, Director of Internal Auditing, Assistant Treasurer, Finance Treasurer and Vice President and General Manager during his 20-year career with the company. Mr. Kuzma is a Certified Public Accountant. Mr. Kuzma was nominated to serve as a director primarily due to his substantial financial and accounting experience, as well as his experience serving on the boards of other corporations.

Daryl Magana, Director

Mr. Magana has been a director since December 2009. Mr. Magana is a Partner at Cybernaut Capital Management, a private equity firm with a focus on the China market. Mr. Magana joined Cybernaut in February of 2006 as Partner and Head of Global Operations. In 2002, Mr. Magana founded and was Chairman and CEO of the China based consulting and technology firm SRS2. In 1997, Mr. Magana founded Bidcom, one of the first application service providers. BidCom was recognized by Fortune magazine as one of its Top Ten Technology Companies in 1999. Mr. Magana is a respected technology expert and innovative web-pioneer featured in numerous conferences, major business publications, television and radio broadcasts and has served as guest lecturer at several universities including Harvard and Stanford. Mr. Magana attended the University of San Francisco. Mr. Magana was nominated to serve as a director due primarily to his global experience in finance and investment banking, which allows him to contribute broad financial and strategic planning expertise, particularly with respect to international operations.

Enrique Santacana, Director

Mr. Santacana has been a director since January 13, 2011. Mr. Santacana is currently the President and Chief Executive Officer of ABB Inc. and the Region Manager of ABB North America. Mr. Santacana joined ABB in 1977. Since then he has held a variety of management positions including Region Division Manager for Power Products in North America. Prior to that, he was Vice President and General Manager of the Medium Voltage Products business unit of ABB’s Power Technologies division in North America. A licensed professional engineer in North Carolina, Mr. Santacana is a member of the Institute of Electrical and Electronic Engineers and the National Society of Professional Engineers. Mr. Santacana earned a B.S. in Electrical Engineering from the University of Puerto Rico; an M.S. in Electric Power Engineering from Rensselaer Polytechnic Institute; and an MBA from Duke University. Mr. Santacana sits on the Board of Governors of the National Electrical Manufacturers Association where he is a member of the Executive Committee, and is also a member of the Business Roundtable where is a Vice Chair of their Sustainable Growth Initiative. He has also served on the U.S. Department of Energy’s Electricity Advisory Committee where he helped the Department of Energy meet requirements of the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007. Mr. Santacana was nominated to serve as a director primarily based on his experience in the energy industry and his familiarity with the Department of Energy.

Andrew Tang, Director

Mr. Tang has been a director since January 13, 2011. Mr. Tang currently serves as Managing Director of ABBTV. Mr. Tang has over ten years of venture capital and investment banking experience. Prior to joining ABB, Mr. Tang was a Managing Director at DFJ DragonFund from 2006 to 2010. He was also a partner at Infineon Ventures, and has worked at Infineon Technologies and Credit Suisse First Boston. Mr. Tang earned a B.S. in Electrical Engineering from the University of Texas at Austin; an M.S. in Electrical Engineering from Massachusetts Institute of Technology; and an MBA from The Wharton School, University of Pennsylvania. Mr. Tang holds a U.S. patent and has been published in numerous technical journals in the advance materials field. Mr. Tang was nominated to serve as a Director primarily based on his electrical engineering expertise and his years of experience in venture capital and investment banking, which allows him to contribute broad financial and strategic planning expertise.

E. Slade Mead, Nominee

Mr. Mead served as a Director from October 2007 until January 2011, and has since served as an independent Board observer and has participated in Board meetings in a non-voting capacity.  Since July 2009, Mr. Mead has been the Director of College Placement at the Trinity-Pawling School in Pawling, New York.  Mr. Mead also does some consulting work representing professional athletes.  Previously, Mr. Mead worked for Advantage International, a leading global sports management firm, where he ran the London office and represented several professional tennis and baseball players. Between 2002 and 2004, Mr. Mead was an Arizona State Senator where he served on the Appropriations, Government and Education (Vice-Chair) Committees.  With a deep commitment to education, Mr. Mead was voted the Arizona School Board Legislator of the Year (2003), Arizona Women’s Political Caucus Legislator of the Year (2004), and Arizona Career Technical Education Policy Maker of the Year (2004).  Mr. Mead remains very active in education and state politics as he ran for Arizona Superintendent of Public Instruction in 2006, and is a Court appointed School Board and Receiver Board member for the Maricopa Regional School District.  Mr. Mead holds a Yale Undergraduate and attended the University of Connecticut Law School. Mr. Mead was nominated to serve as a director primarily due to his familiarity with our Company, understanding of our business and previous valuable service on the Board.

Barry S. Baer, Former CFO, Secretary and Assistant Treasurer and Nominee

Colonel Barry S. Baer served us as our Chief Financial Officer from December 2006 to November 2010 and as a director from February 12, 2009 until January 13, 2011 when he resigned from the Board. Since November 2010, Colonel Baer has served as our Secretary and Assistant Treasurer. He was the CFO at Obsidian Enterprises from February 2003 to March 2004, and at a number of manufacturing corporations including Max Katz Bag Company (March 2004 to the present), Apex Industries (August 2002 to December 2003) and Pharmaceutical Corporation of America (March 1993 to August 2002). From March 1992 to March 1993, he worked with the City of Indianapolis as its Director of Public Works. Between June 2005 and December 2008, Colonel Baer served as a member of the State of Indiana Unemployment Insurance Board.

Colonel Baer was a member of the U.S. Army from 1965 to 1992, when he retired as a Colonel. He received his certification as a Certified Public Accountant while serving on active duty in the Army. Colonel Baer’s military service includes Commander of an armored cavalry troop in Vietnam; Director of the Accounting Systems for the U.S. Army; Commander of the 18th Finance Group during Operation Desert Shield/Desert Storm in the first Gulf War; and Deputy Chief of Staff for Resource Management for the Army Material Command.

Colonel Baer earned a B.S. in Accounting and an MBA from the University of Colorado. He devotes approximately 40% of his time to other business interests. Colonel Baer was nominated to serve as a director primarily due to his depth of knowledge and experience with the Company and his previous valuable service on the Board.

Agreements for Board Representation

In connection with an exchange agreement dated October 31, 2009, we entered into a board representative agreement with BridgePointe Master Fund Ltd., Shenzhen Goch Investment Ltd. and Cybernaut Investments pursuant to which we granted each of those three investors the right to appoint one representative to our Board of Directors for 24 months. Pursuant to this agreement, Carlton Johnson was appointed as the investor nominee of BridgePointe Master Fund and Daryl Magana was appointed as the investor nominee of Cybernaut Investments. Jack Smith was appointed as the investor nominee of Shenzhen Goch Investment Ltd. This agreement will expire prior to the Annual Meeting and Carlton Johnson and Jack Smith will not stand for re-election. Daryl Magana, however, has been nominated to continue to serve on our Board of Directors.

In connection with a Stock Purchase Agreement dated January 10, 2011, we granted ABBTV the right, initially, to nominate two directors to be elected to our Board of Directors. If, at any time after the closing, ABBTV ceases to beneficially own at least 15% (but continues to own at least 8%) of our issued and outstanding common stock, ABBTV will have the right to nominate only one director. If, at any time after the closing, ABBTV ceases to beneficially own at least 8% of our issued and outstanding common stock, ABBTV will not have a right to nominate any directors. ABBTV’s nominees, Mr. Santacana and Mr. Tang, were appointed to the Board in January 2011.

Involvement in Certain Material Legal Proceedings

On October 28, 2010, we and our ECOtality North America subsidiary, as well as certain individuals, received subpoenas from the SEC pursuant to a formal Private Order of Investigation, in connection with a fact-finding inquiry as to trading in shares of our common stock from the period between August 1, 2008 and August 31, 2009. The SEC has informed us, and the terms of the subpoenas confirm, that the fact-finding inquiry should not be construed as a determination that violations of law have occurred. At a meeting held on November 1, 2010, our Board of Directors delegated to the Audit Committee the responsibility and authority to respond to the SEC subpoenas. We are cooperating fully with the SEC.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors and Board Committees

The Board develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the Board and Board committees. Significant communications between the directors and management also occur apart from Board and committee meetings.

The Board held four regular meetings and two special meetings during 2010. Each incumbent director attended at least 75% of the total number of Board meetings and the total number of meetings of all Board committees on which he served held during his term of service, except Jack Smith. Although we do not have any formal policy regarding director attendance at annual stockholder meetings, we attempt to schedule our Annual Meetings so that all of our directors can attend. Five of our directors attended our 2010 Annual Meeting.

The Board has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Committee member appointments are evaluated annually. Information regarding each of the current standing committees follows:

Audit Committee

Our Audit Committee currently consists of David Kuzma, Carl Johnson and Daryl Magana, with Mr. Kuzma elected as Chairman of the Committee. Our Board of Directors has determined that all of the members are “independent” as that term is defined under applicable SEC rules and under the current listing standards of the Nasdaq Capital Market. Mr. Kuzma is our Audit Committee financial expert. Our Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The charter is attached as Appendix A to this proxy statement.

Our Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditor, (iii) pre-approving the professional services provided by the independent auditor, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditor, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditor. Our Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

Compensation Committee

Our Compensation Committee currently consists of David Kuzma, Andrew Tang and Daryl Magana, with Mr. Kuzma elected as Chairman of the Committee. Our Board of Directors has determined that all of the members are “independent” under the current listing standards of the Nasdaq Capital Market. Our Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. This charter is attached as Appendix B to this proxy statement.

Our Compensation Committee has responsibility for assisting the Board of Directors in, among other things, evaluating and making recommendations regarding the compensation of our executive officers and directors, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC, periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The CEO reviews the performance of the executive officers of the Company (other than the CEO) and, based on that review, the CEO makes recommendations to the Compensation Committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the Compensation Committee or the Board with respect to his own compensation. The Compensation Committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company. The Compensation Committee and the Board will use data, showing current and historic elements of compensation, when reviewing executive officer and CEO compensation. The Committee is empowered to review all components of executive officer and director compensation for consistency with the overall policies and philosophies of the Company relating to compensation issues. The Committee may retain and receive advice, in its sole discretion, from compensation consultants.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (“Nominating Committee”) currently consists of Carlton Johnson, David Kuzma and Daryl Magana, with Carlton Johnson elected as Chairman of the Committee. Our Board of Directors has determined that all of the members are “independent” under the current listing standards of the Nasdaq Capital Market. Our Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Nominating Committee. This charter is attached as Appendix C to this proxy statement.

The responsibilities of the Nominating Committee include: (i) recommending to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors; (ii) advising the Board of Directors with respect to the composition, procedures and committees of the Board of Directors; (iii) reviewing the charters of each committee at least once every two years and develop appropriate recommendations for the Board of Directors; and (iv) considering any other corporate governance issues that may arise from time to time, and developing appropriate recommendations for the Board of Directors.

Director Nomination Procedures
The Nominating Committee is generally responsible for soliciting recommendations for candidates for the Board, developing and reviewing background information for such candidates, and making recommendations to the Board with respect to candidates for directors proposed by stockholders. In evaluating candidates for potential director nomination, the Nominating Committee will consider, among other things, candidates who are independent, if required, who possess personal and professional integrity, who have good business judgment, who have relevant business and industry experience, education and skills, and who would be effective as directors in collectively serving the long-term interests of our stockholders in light of the needs and challenges facing the Board at the time.

Although we do not have a formal policy regarding the consideration of diversity in identifying and evaluating potential director candidates, the committee will consider diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity and age), skill and experience, qualifications and background of current and prospective directors’ diversity as one factor in identifying and evaluating potential director candidates, so that the Board, as a whole, will possess what the Board believes are the appropriate skills, talent, expertise and backgrounds necessary to oversee our company’s business. E. Slade Mead and Barry S. Baer were recommended to the Nominating Committee by independent directors.

Stockholder Director Recommendation Policy

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders applying the criteria for candidates described above and considering the additional information referred to hereafter. Stockholders who wish to propose a nominee to serve as a director before a meeting of stockholders must give timely written notice. As set forth in our Bylaws, such notice must include (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the stockholder proposing such nominee: (A) the name and address of such proposing stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Company which are owned by the proposing stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the proposing stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, the proposing stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the proposing stockholder or any of its affiliates or associates with respect to shares of stock of the Company, (E) a representation that the proposing stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the proposing stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Nominating and Corporate Governance Committee will determine the eligibility of a proposed nominee to serve as a director, and may reasonably require additional information to determine such eligibility. Director candidates proposed by stockholders are evaluated on the same basis as all other director candidates as discussed above. The Nominating Committee may, in its discretion, interview any director candidate proposed by a stockholder.

Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by giving the required information as described above in writing to: Attn: Corporate Secretary, ECOtality, Inc., Four Embarcadero Center, Suite 3720, San Francisco, CA 94111. To consider a candidate for nomination at the 2012 Annual Meeting, we must receive the stockholder's written notice no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s Annual Meeting; provided, however, that in the event that the Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the first anniversary of the prior year’s Annual Meeting, then the proposing stockholder’s notice to be timely must be received no later than ten days following the day the notice of such Annual Meeting was made or public disclosure was made.

Independence

Under the current listing standards of the Nasdaq Capital Market, a majority of our Board of Directors must consist of independent directors. The Board of Directors has determined that each of the following directors and nominees is “independent” as that term is defined under applicable SEC rules and under the current listing standards of the Nasdaq Capital Market: Carlton Johnson, Dave Kuzma, Daryl Magana, Jack Smith, Enrique Santacana, Andrew Tang and E. Slade Mead. In January 2011, Slade Mead resigned as a member of the Board and the Compensation Committee; Mr. Mead was “independent” as that term is defined under applicable SEC rules and under the current listing standards of the Nasdaq Capital Market. The Board of Directors has also determined that each of the members of our Audit Committee, Compensation Committee and Nominating Committee is an independent director under applicable SEC rules and under the current listing standards of the Nasdaq Capital Market.

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Currently, however, no one has been appointed Chairman, but the Chief Executive Officer leads Board meetings in accordance with our Bylaws.

The Audit Committee of the Board of Directors takes an active risk oversight role by meeting with the Company’s senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances.  The Audit Committee is responsible for ensuring that the Company has in place a process for identifying, prioritizing, managing, and monitoring its critical risks.  Furthermore, the Board, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed.  Finally, the Compensation Committee of the Board reviews any risks associated with the Company’s compensation practices.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Upon request, we will provide a copy of our Code of Business Conduct and Ethics without charge.  To request a copy of our Code of Business Conduct and Ethics, you may write or telephone us at: ECOtality, Inc., Four Embarcadero Center, Suite 3720, San Francisco, California 94111, (415) 992-3000.

Communication with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to the Board of Directors of the Company (or at the stockholder’s option, care of a specific director), at 80 E. Rio Salado Parkway, Suite 710, Tempe, AZ  85281.  The Company will ensure that all communications are delivered to the Board of Directors or a specified director, as the case may be.

DIRECTOR COMPENSATION

Directors receive a quarterly retainer fee for their service on the Board of Directors, and additional fees for their service as members or chairmen of any committees. These fees are typically paid in both cash and stock options. Mr. Santacana and Mr. Tang do not receive any fees for their service on the Board of Directors. Directors received compensation for their services for the fiscal year ended December 31, 2010 as set forth below:

				Change in
				Pension Value
				and
				Nonqualified
	Fees Earned or			Deferred
	Paid in Cash	Options ($)	Non-Equity Incentive	Compensation	All Other
Name	($)	(6)	Plan Compensation	Earnings	Compensation ($)	Total ($)
E. Slade Mead (1)	$40,000	$56,469	-	-	-	$96,469
Carlton Johnson (2)	$39,000	$60,813	-	-	-	$99,813
Daryl Magana (3)	$42,000	$62,985	-	-	-	$104,985
Jack Smith (4)	$38,000	$56,469	-	-	-	$94,469
Dave Kuzma (5)	$59,000	$69,501	-	-	-	$128,501

(1)
E. Slade Mead served as a member of the Board of Directors and on the Compensation Committee until January 13, 2011. Mr. Mead received $8,750 per quarter as a Board service retainer and $750 per quarter for service on the Compensation Committee. In the second quarter, Mr. Mead received 7,500 options as a one time new Board member appointment grant, 5,000 options as a Board service retainer, and 500 options as Compensation Committee retainer for a total of 13,000 options at a value of $4.34 per option.

(2)
Carlton Johnson served as a member of the Board of Directors and was on the Audit Committee.  Mr. Johnson received $8,750 as a Board Service retainer per quarter and $1,000 per quarter for service on the Audit Committee.  In the second quarter, Mr. Johnson received 7,500 options as a one time new Board member appointment grant, 5,000 options as a Board service retainer, and 1,500 options as an Audit Committee retainer for a total of 14,000 options at a value of $4.34 per option.

(3)
Daryl Magana served as a member of the Board of Directors and was on the Compensation Committee and Audit Committee.  Mr. Magana received $8,750 as a Board service retainer, $1,000 and $750 per quarter for his service on the Audit and Compensation Committees, respectively.  In the second quarter, Mr. Magana received 7,500 options as a one time new Board member appointment grant, 5,000 options as a Board service retainer, 1,500 options as an Audit Committee retainer, and 500 options as a Compensation Committee retainer for a total of 14,500 options at a value of $4.34 per option.

(4)
Jack Smith served as a member of the Board of Directors and was on the Compensation Committee.  Mr. Smith received $8,750 per quarter as a Board service retainer and $750 per quarter for his service on the Compensation Committee.  In the second quarter, Mr. Smith received 7,500 options as a one time new Board member appointment grant, 5,000 options as a Board service retainer, and 500 options as Compensation Committee retainer for a total of 13,000 options at a value of $4.34 per option.

(5)
Dave Kuzma served as a member of the Board of Directors and is the Compensation and Audit Committee Chairperson.  Mr. Kuzma received $8,750 as a Board service retainer per quarter.  For his service as the chair of the Audit Committee and Compensation Committee he received an additional $3,500 and $2,500 per quarter, respectively.  In the second quarter, Mr. Kuzma received 7,500 options as a one time new Board member appointment grant, 5,000 options as a Board service retainer, 2,000 options as the Audit Chair, and 1,500 options as Compensation Chair for a total of 16,000 options at a value of $4.34 per option.

(6)
Represents the aggregate grant date fair value of these awards calculated in accordance with FASB ASC Topic 718. At December 31, 2010, the non-employee directors held options for the following number of shares of common stock: Mr. Mead — 13,000 shares; Mr. Johnson — 14,000 shares; Mr. Magana — 14,500 shares; Mr. Smith — 13,000 shares; and Mr. Kuzma — 16,000 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended December 31, 2010, directors, officers and beneficial owners of more than 10% of a registered class of the Company’s equity securities did comply with the Section 16(a) filing requirements applicable to them, except that: (i) Kevin Morrow filed two late reports relating to nine transactions in the Company’s common stock and a grant of stock options; (ii) Carlton Johnson filed one late report relating to a grant of stock options; (iii) Jonathan Read filed two late reports relating to a grant of stock options and two transactions in the Company’s common stock; (iv) E. Slade Mead filed two late reports relating to two grants of stock options; (v) Barry Baer filed one late report relating to a grant of stock options; (vi) Daryl Magana filed one late report relating to a grant of stock options; (vii) Jack Smith filed one late report relating to a grant of stock options; (viii) Donald Karner filed one late report relating to transactions in the Company’s common stock and a grant of stock options; and (ix) David Kuzma filed one late report relating to a grant of stock options. (x) H. Ravi Brar filed one late report relating to a grant of stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of September 29, 2011 by:

1.	Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.	Each of our directors and executive officers and

3.	All of our directors and executive officers as a group.

Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable. The addresses of all executive officers and directors are in care of our company. All share numbers in this section have been adjusted to reflect the 1 for 60 reverse stock split effected by the Company on November 24, 2009.

Percentage of beneficial ownership is based on 23,777,970 shares of our common stock outstanding as of September 29, 2011.

Beneficial ownership also includes shares of common stock subject to options and warrants currently exercisable within 60 days of September 29, 2011. These shares are not deemed outstanding for computing the percentage ownership of each other person.

	Number of
	Shares
	Beneficially		Percent of
Name of Beneficial Owner	Owned		Class
Jonathan R. Read, CEO and President	828,909	(1)(7)	3.47%
Ravi Brar, Chief Financial Officer	118,401	(1)(8)	*
Donald Karner, CEO, ECOtality North America	496,793	(1)(9)	2.06%
Kevin Morrow, Exec. Vice President, ECOtality North America	201,516	(1)(10)	*
Jack Smith, Director	18,000	(1)(11)	*
Dave Kuzma, Director	25,000	(1)(12)	*
Carl Johnson, Director	22,000	(1)(13)	*
E. Slade Mead, Nominee	31,276	(1)(14)	*
Daryl Magana, Director	413,596	(1)(15)	1.74%
Enrique Santacana, Director	—	(1)	—
Andrew Tang, Director	—	(1)	—
Barry Baer, Secretary and Assistant Treasurer, Nominee	18,259	(1)(16)	*
Officers, Directors and Nominees as a Group (12 persons)	2,173,750		8.88%

ABB Technology Ventures Ltd.	4,753,216	(2)(17)(22)	19.99%
Enable Growth Partners LP, Enable Opportunity Partners, LP and Pierce	2,375,419	(3)(18)(23)	9.99%
Diversified Strategy Master Fund, LLC, Enable Globle Capital, LLC and
Michell S. Levine
Zhu-Xu Charitable Remainder Trust, Valley 2010 Investment LLC, Global	2,375,419	(4)(19)(23)	9.99%
LearnNet Ltd., and Codex Group, Inc.
Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P.,	1,802,776	(5)(20)(23)	7.58%
Ardsley Partners Renewable Energy Fund, L.P., Ardsley Offshore Fund, Ltd.,
Ardsley Renewable Energy Offshore Fund, Ltd., Ardsley Advisory Partners,
Ardsley Partners I and Philip J. Hempleman
Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P.,	2,250,304	(6)(21)	9.46%
Special Situations Technology Fund, L.P., Special Situations Technology Fund
II, L.P.

*  Less than 1%

Note:

(1)	The address for these stockholders is c/o ECOtality, Inc., Four Embarcadero Center, Suite 3720, San Francisco, CA 94111.

(2)	The address for these stockholders is PO Box 1831, Affoltenstrasse 44, CH-8050, Zurich, Switzerland.

(3)	The address for these stockholders is One Ferry Building, Suite 255, San Francisco, CA 94111.

(4)	The address for these stockholders is 12167 Kate Dr., Los Altos Hills, CA 94022.

(5)	The address for these stockholders is 262 Harbor Drive, Stamford, CT 06902.

(6)	The address for these stockholders is 527 Madison Avenue, Suite 2600, New York, NY 10022

(7)
Jonathan Read owns 695,575 shares of common stock. He also has rights to exercise 133,334 options which were granted in accordance with employment agreements, including 16,667 options exercisable at $16.80, 16,667 exercisable at $2.40 and 100,000 exercisable at $6.19. The percent ownership for Jonathan Read in the table above includes his current shares as well as those he has right to acquire within the next 60 days (i.e., through November 28, 2011). Shares owned = 695,575 + options 133,334 = 828,909 beneficially owned shares.

(8)
H. Ravi Brar owns 68,401 shares of common stock. He also has rights to 50,000 options exercisable at $3.53. The percent ownership for H. Ravi Brar in the table above includes his current shares as well as those he has a right to acquire within the next 60 days (i.e., through November 28, 2011). Shares owned = 68,401+ options 50,000 = 118,401 beneficially owned shares.

(9)
Donald Karner owns 196,793 shares of common stock. He also has rights to 300,000 options exercisable at $5.39. The percent ownership for Donald Karner in the table above includes his current shares as well as those he has a right to acquire within the next 60 days (i.e., through November 28, 2011). Shares owned = 196,793 + options 300,000 = 496,793 beneficially owned shares.

(10)
Kevin Morrow owns 101,516 shares of common stock. He also has rights to 100,000 options exercisable at $5.39. The percent ownership for Kevin Morrow in the table above includes his current shares as well as those he has a right to acquire within the next 60 days (i.e., through November 28, 2011). Shares owned = 101,516 + options 100,000 = 201,516 beneficially owned shares.

(11)
Jack Smith has rights to 13,000 options exercisable at $4.60 and 5, 000 options exercisable at $2.74 within the next 60 days (i.e., through November 28, 2011). If there shares were exercised, his ownership would total 18,000 shares.

(12)
Dave Kuzma has rights to 16,000 options exercisable at $4.60 and 9,000 options exercisable at $2.74 within the next 60 days (i.e., through November 28, 2011). If there shares were exercised, his ownership would total 25,000 shares.

(13)
Carl Johnson has rights to 14,000 options exercisable at $4.60 and 8,000 options exercisable at $2.74 within the next 60 days (i.e., through November 28, 2011). If there shares were exercised, his ownership would total 22,000 shares.

(14)
E. Slade Mead owns 13,276 shares of common stock. He also has rights to 13,000 options exercisable at $4.60 and 5,000 options exercisable at $2.74. The percent ownership for E Slade Mead in the table above includes his current shares as well as those he has a right to acquire within the next 60 days (i.e., through November 28, 2011). Shares owned = 13,276 + options 18,000 = 31,276 beneficially owned shares.

(15)
Daryl Magana owns 391,596 shares of common stock. He also has rights to exercise 22,000 options, including 14,500 options exercisable at $4.60 and 7,500 options exercisable at $2.74. The percent ownership for Daryl Magana in the table above includes his current shares as well as those he has a right to acquire within the next 60 days (i.e., through November 28, 2011). Shares owned = 391,596 + options 22,000 = 413,596 beneficially owned shares.

(16)
Barry Baer owns 9,926 shares of common stock. He also has rights to exercise 8,333 options for an exercise price of $11.10 per share granted in accordance with his contract for services. The percent ownership for Barry Baer in the table above includes his current shares as well as those he has a right to acquire within the next 60 days (i.e., through November 28, 2011). Shares owned = 9,926 + options 8,333 = 18,259 beneficially owned shares.

(17)	ABB Ltd, ABB Asea Brown Boveri Ltd. and ABB Technology Ventures Ltd. are presented here as an affiliated group (“ABB”). This affiliation is described in their Schedule 13D filed on January 25, 2011.

ABB owns 4,219,167 shares of our common stock.

ABB has 1,041,667 warrants associated with the January 10, 2011 Securities Purchase Agreement which are currently exercisable at $4.91 per share.

The percent ownership for ABB in the table above includes their current shares as well as those they have the right to acquire within the next 60 days (i.e., through November 28, 2011), subject to the ownership limitations of 19.99% (see note 22 below). Shares owned of 4,219,167 + warrants 1,041,667 = 5,260,834 Beneficial Ownership before Limitation. Beneficial Ownership subject to 19.99% Limitation = Total Outstanding Shares 23,777,970 * 19.99% = 4,753,216 shares. Maximum ownership 4,753,216 – currently outstanding 4,219,167 = 534,049 shares they have rights to acquire in the next 60 days (i.e., through November 28, 2011).

(18)
Enable Growth Partners LP (“EGP”), Enable Global Capital, LLC (“EGC”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce”) and Mitchell S. Levine are presented here as an affiliated group (“Enable”). As described in the Schedule 13G filed on February 11, 2011 by, EGP, EGC and Mr. Levine, the securities are owned by EGP and other client accounts for which EGC serves as general partner and/or investment manager. EGC, as EGP’s and those other investment limited partnerships’ and client accounts’ general partner and/or investment manager, and Mitchell S. Levine, as managing member and majority owner of EGC, may therefore be deemed to beneficially own the securities owned by EGP and such other investment limited partnerships and client accounts for the purpose of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, in so far as they may be deemed to have the power to direct the voting or disposition of those securities.

Enable, as an affiliated group, collectively owns (i) 903,608 shares of our common stock, (ii) 277,778 warrants associated with the October 31, 2009 Securities Purchase Agreement which are currently exercisable at $9.00 per share, and (iii) 4,585,632 preferred shares associated with the October 31, 2009 Securities Exchange Agreement which are currently convertible to common shares at a rate of one for one.

The percent ownership for Enable in the table above includes their current shares as well as those they have the right to acquire within 60 days (i.e., through November 28 , 2011) subject to the ownership limitation of 9.99% (see note 23 below). Shares owned of 903,608 + warrants 277,777 + Convertible Preferred 4,585,632 = 5,767,018 ownership before ownership limitation. Beneficial ownership subject to 9.99% Limitation = Total Outstanding Shares 23,777,970 * 9.99% = 2,375,419 shares. Maximum ownership 2,375,419 – currently outstanding 903,608 = 1,471,811 shares they have rights to acquire in the next 60 days (i.e., through November 28, 2011).

(19)	Zhu-Xu Charitable Remainder Trust, Valley 2010 Investment LLC, and Global LearnNet Ltd. collectively own an aggregate 1,388,889 shares of our common stock.

Zhu-Xu Charitable Remainder Trust, Valley 2010 Investment LLC, and Global LearnNet Ltd. collectively have 1,388,889 Warrants associated with the October 31, 2009 Securities Purchase Agreement which are currently exercisable at $9.00 per share.

Zhu-Xu Charitable Remainder Trust, Valley 2010 Investment LLC, Global LearnNet Ltd., and Codex Group, Inc. collectively have 1,744,018 preferred shares associated with the July 12, 2011 and the October 31, 2009 Securities Purchase Agreements, which are convertible to common shares at a rate of one for one.

Codex Group, Inc. has 477,777 Warrants, currently exercisable at $0.60 per share, which were originally granted to Shenzen Goch Investment Ltd. (“SGI”) pursuant to the Amendment to Master Overhead Joint Venture Agreement, dated January 10, 2011, between us and SGI.

The percent ownership for Zhu-Xu Charitable Remainder Trust, Valley 2010 Investment LLC, Global LearnNet Ltd. and Codex Group, Inc. in the table above includes their current shares as well as those they have the right to acquire within 60 days (i.e., through November 28, 2011) subject to the Ownership Limitation of 9.99% (see note 23 below). Shares owned of 1,388,889 + warrants 1,866,665 + Convertible Preferred 1,744,018 = 4,999,572 Beneficial Ownership before Limitation. Beneficial Ownership subject to 9.99% Limitation = Total Outstanding Shares 23,777,970 * 9.99% = 2,375,419 shares. Maximum ownership 2,375,419 -currently outstanding 1,388,889 = 986,530 shares they have rights to acquire in the next 60 days (i.e., through November 28, 2011).

The natural person with voting or investment power over Zhu-Xu Charitable Remainder Trust, Valley 2010 Investment LLC, Global LearnNet Ltd. and Codex Group, Inc. is Yuqing Xu.

(20)
Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P., Ardsley Partners Renewable Energy Fund, L.P., Ardsley Offshore Fund, Ltd., Ardsley Renewable Energy Offshore Fund, Ltd., Ardsley Advisory Partners, Ardsley Partners I and Philip J. Hempleman are presented here as an affiliated group. This affiliation is described in their Schedule 13G dated February 14, 2011. Mr. Hempleman is the Managing Partner of Ardsley and Ardsley Partners and in that capacity directs their operations and therefore may be deemed to be the indirect beneficial owner of the shares held by the entities listed above.

The Ardsley Group collectively owns an aggregate 1,108,333 shares of our common stock.

The Ardsley Group collectively has 694,443 warrants associated with the October 31, 2009 Securities Purchase Agreement which are currently exercisable at $9.00 per share.

The percent ownership for the Ardsley Group in the table above includes their current shares as well as those they have the right to acquire in the next 60 days (i.e., through November 28, 2011), subject to the ownership limitation of 9.99% (see note 23 below).

The natural person with voting or investment power over the Ardsley Group is Philip J. Hempleman.

(21)
Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. are presented here as an affiliated group (“Special Situation Fund”). MGP Advisers Limited Partnership (“MGP”) is the general partner of the Special Situations Fund III, QP, L.P.  AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. and the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P.  Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM.  Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.

Special Situation Fund, as an affiliated group, collectively owns 2,250,304 shares of our common stock.

(22)	Beneficial Ownership Limitation of 19.99%

The exercise of the warrants are subject to restrictions that prohibit exercise to the extent that, after giving effect to such exercise, the holder of the warrants (together with such holder’s affiliates, and any other person on entity acting as a group together with such holder or any of such holder’s affiliates) would, as a result of such exercise, beneficially own in excess of 19.99% of the total number of issued and outstanding shares of our common stock (including for such purposes the shares of common stock issued upon such exercise).

(23)	Beneficial Ownership Limitation of 9.99%

The conversion of the convertible notes and the exercise of the warrants are subject to restrictions that prohibit conversion or exercise to the extent that, after giving effect to such conversion or exercise, the holder of the convertible notes or warrants (together wish such holder’s affiliates, and any other person or entity acting as a group together with such holder or any of such holder’s affiliates) would, as a result of such conversion or exercise, beneficially own in excess of 9.99% of the total number of issued and outstanding shares of our common stock (including for such purposes the shares of common stock issued upon such conversion and/or exercise).

EXECUTIVE OFFICERS

Our executive officers are elected by the Board and serve until their successors are appointed by the Board. Following is a list of our current executive officers. Biographical information about each of our current executive officers follows the table.

Names:	Ages	Titles:
Jonathan R. Read	55	Chief Executive Officer and President
H. Ravi Brar	43	Chief Financial Officer
Barry S. Baer	67	Secretary and Assistant Treasurer
Donald Karner	60	Chief Executive Officer – ECOtality North America
Kevin Morrow	49	Executive Vice President – ECOtality North America

See “Election of Directors - Biographical Information Regarding Directors and Nominees” for biographical information about Mr. Read and Colonel Baer.

H. Ravi Brar, Chief Financial Officer

H. Ravi Brar joined the Company as Chief Financial Officer commencing on November 19, 2010. Mr. Brar most recently served as Executive Vice President and Chief Financial Officer at Exigen Services, Inc., a global software development outsourcing company based in Russia and China, from September 2007 to June 2010. Prior to that, from 1999 to July 2007, he held various executive positions at Pac-West Telecomm, Inc., including Chief Financial Officer and Chief Operating Officer. Before Pac-West, Mr. Brar spent eight years with the Xerox Corporation, most recently as Director of Business Development for China, Russia and India from 1998 to 1999 and in other finance, sales and operational roles from 1991 to 1997. Mr. Brar holds a B.S. in Managerial Economics from the University of California, Davis and an MBA from the Katz Graduate School of Business at the University of Pittsburgh.

Donald Karner, Chief Executive Officer — ECOtality North America

Donald Karner has been Chief Executive Officer of our ECOtality North America subsidiary since 1996. From 1988 to 1989, Mr. Karner served as the Chief Nuclear Officer for Arizona Public Service Company during the construction and commissioning of the 3800 MWe Palo Verde Nuclear Generating Station. During this period, Mr. Karner directed a staff of 3,000 and interfaced with and provided testimony for the multiple plant owners, the Nuclear Regulatory Commission, various State regulatory commissions and the financial community regarding plant matters. Mr. Karner earned a B.S. in Electrical Engineering from Arizona State University in 1973 and an M.S. in Nuclear Engineering from the University of Arizona in 1974.

Kevin Morrow, Executive Vice President — ECOtality North America

Kevin Morrow has been Executive Vice President of our ECOtality North America subsidiary since September 1996. From January 1987 to September 1996, Mr. Morrow worked for the Salt River Project (“SRP”) in Phoenix, Arizona. While at SRP, Mr. Morrow was responsible for overseeing their Electric Vehicle Program which included evaluating electric utility infrastructure impacts, evaluating and testing a fleet of electric vehicles utilizing fast charging methods and regular overnight charging, and managing SRP’s participation in the General Motors’ PrEView program conducted in Phoenix, Arizona that was the precursor to the market introduction of the GM EV1 electric vehicle. Mr. Morrow is a member of the SAE AGE-2 Air Cargo & Aircraft Ground Equipment & Systems Committee, the Electric Power Research Institute Non-Road Advisory Committee and was a former Steering Committee Member of the National Infrastructure Working Council. Mr. Morrow earned a B.S. in Electrical Engineering from Arizona State University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the last two completed fiscal years ended December 31, 2010 and 2009, the cash compensation paid by the Company, as well as certain other compensation paid with respect to those years and months, to the Chief Executive Officer, the Chief Financial Officer, the former Chief Financial Officer and to the extent applicable, each of the two other most highly compensated executive officers of the Company in all capacities in which they served

										Nonqualified
					Stock		Option		Non-Equity	Deferred	All Other
Name and		Salary	Bonus		Awards		Awards		Incentive Plan	Compensation	Compensation		Total
Principal Position	Year	($)	($)		($)(10)		($)(10)		Compensation ($)	Earnings ($)	($)		($)

Jonathan R Read	2010	320,295	-		-		579,930	(8)	-	-	-		900,225
CEO and President	2009	364,884	75,000		3,731,778	(1)(2)	-		-	-	-		4,171,662

Ravi Brar	2010	49,358	-		-		-		-	-	-		49,358
Chief Financial Officer (3)

Barry S Baer	2010	152,094	-		-		-		-	-	-		152,094
Former CFO; Secretary and	2009	141,156	39,375		27,500	(4)	-		-	-	-		208,031
Assistand Treasurer (3)

Donald B. Karner	2010	306,019	-		-		1,525,740	(6)	-	-	10,938	(9)	1,842,697
CEO, ECOtality North America	2009	262,500	600,000	(5)			-		-	-	8,083	(9)	870,583

Kevin P. Morrow	2010	247,360			-		508,580	(7)	-	-	7,960	(9)	763,900
Exec. VP ECOtality North America	2009	170,833	400,000	(5)	-		-		-	-	9,800	(9)	580,633

Notes:

(1)
On September 30, 2009, triggering conditions were met under the management incentive plan resulting in the grant of an equity award to Mr. Read valued at $8.1 million. This award, originally stated in terms of warrants was never issued, was subsequently revised and reduced, with final grant and award of 673,505 shares of the Company’s $0.001 par value common stock being granted to Mr. Read on January 15, 2010, with final issuance of the shares on January 27, 2010. The value of the final award was calculated at the time of the issuance of the shares on January 27, 2010. The share price on that date was $5.50 for total compensation of $3.7 million.

(2)
On July 28, 2009 we issued 4,167 shares of the Company’s $0.001 par value common stock to Mr. Read as compensation for services valued at $27,500, calculated at $6.60 using the Black Scholes pricing model.  In conjunction with the issuance of the shares, the Company remitted estimated tax on Mr. Read’s behalf of $16,360 (the tax payment is included in the salary amount in the table above).

(3)
On November 19, 2010, Mr. Brar replaced Mr. Baer as Chief Financial Officer for the Company.  Mr. Baer remained as a member of the Company’s Board of Directors until January 2011, and currently serves as the Company’s Secretary and Assistant Treasurer.

(4)
On July 28, 2009 we issued 4,167 shares of the Company’s $0.001 par value common stock to Mr. Baer as compensation for services valued at $27,500, calculated at $6.60 using the Black Scholes pricing model.

(5)
On September 30, 2009, triggering conditions were met under the Amendment to Debentures and Warrants, Agreement and Waiver entered into on May 15, 2009, resulting in the payment of a cash award on December 22, 2009 to Don Karner of $600,000 and to Kevin Morrow of $400,000.

(6)
On April 26, 2010, options to purchase 300,000 shares of common stock at an exercise price of $5.39 per share (closing market price on that date) were issued at the direction of the Board of Directors.

(7)
On April 26, 2010, options to purchase 100,000 shares of common stock at an exercise price of $5.39 per share (closing market price on that date) were issued at the direction of the Board of Directors.

(8)	On June 14, 2010, options to purchase 100,000 shares of common stock at an exercise price of $6.19 per share (closing market price on that date) were issued at the direction of the Board of Directors.

(9)	Employer match for 401K contributions.

(10)	Represents the aggregate grant date fair value of these awards calculated in accordance with FASB ASC Topic 718.

Employment Agreements with Executive Officers

Jonathan R. Read

In October 2007, we entered into a two-year employment agreement with Mr. Read for an annual salary of $300,000 and a one-time bonus of $150,000 payable upon the execution of the agreement. In April 2009, Mr. Read’s contract was renewed for an additional two years at a base salary of $300,000. In November 2009, the contract was extended to October 31, 2011. In June 2010, an amendment was approved to increase the base salary to $350,000 and to award stock options to purchase 100,000 shares of common stock.

If Mr. Read is terminated without cause, or if he terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary and health benefits until the end of the term of the employment agreement.

Barry S. Baer

In November 2006, we engaged Barry S. Baer to serve as Chief Financial Officer at a rate of $100 per hour. This engagement continued based on mutual agreement between the parties. In May 2008 this rate was increased to $125 per hour and the engagement continued at this rate through Colonel Baer’s tenure as Chief Financial Officer. In December 2010, Colonel Baer signed a 15- month employment agreement to serve as the Company’s Corporate Secretary and Assistant Treasurer with an annual salary of $96,000.

If Colonel Baer is terminated without cause, or if he terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary and health benefits for a period ending at the later of 12 months following the termination date or the end of the term of the employment agreement. Colonel Baer will receive similar benefits in the event that he is terminated without cause or resigns for good reason (i) within 90 days prior to a change of control transaction as a result of or in connection with such transaction or (ii) within 12 months following a change of control transaction.

H. Ravi Brar

On November 19, 2010, we entered into a two-year employment agreement with Mr. H. Ravi Brar to serve as our Chief Financial Officer for an annual salary of $250,000. In addition to his annual salary, Mr. Brar is eligible for an annual performance bonus to be determined by the Chief Executive Officer or the Board of Directors, with a target of 50% of Mr. Brar’s base salary. Mr. Brar is also eligible for stock compensation at the discretion of the Board of Directors.

If Mr. Brar is terminated without cause, or if he terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary and health benefits for a period ending at the later of 12 months following the termination date or the end of the term of the employment agreement. Mr. Brar will receive similar benefits in the event that he is terminated without cause or resigns for good reason (i) within 90 days prior to a change of control transaction as a result of or in connection with such transaction or (ii) within 12 months following a change of control transaction.

Donald B. Karner

On April 26, 2010, we entered into a two-year employment agreement with Mr. Karner for an annual salary of $315,000. In addition to his annual salary, Mr. Karner is eligible for an annual performance bonus to be determined by the Chief Executive Officer or the Board of Directors, with a target of 50% of Mr. Karner’s base salary. Mr. Karner is also eligible for stock compensation at the discretion of the Board of Directors.

If Mr. Karner is terminated without cause, or if he terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary and health benefits for a period ending at the later of 12 months following the termination date or the end of the term of the employment agreement. Mr. Karner will receive similar benefits in the event that he is terminated without cause or resigns for good reason (i) within 90 days prior to a change of control transaction as a result of or in connection with such transaction or (ii) within 12 months following a change of control transaction.

Kevin P. Morrow

On April 26, 2010, we entered into a two-year employment agreement with Mr. Morrow for an annual salary of $265,000. In addition to his annual salary, Mr. Morrow is eligible for an annual performance bonus to be determined by the Chief Executive Officer or the Board of Directors, with a target of 35% of Mr. Morrow’s base salary. Mr. Morrow is also eligible for stock compensation at the discretion of the Board of Directors.

If Mr. Morrow is terminated without cause, or if he terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary and health benefits for a period ending at the later of 12 months following the termination date or the end of the term of the employment agreement. Mr. Morrow will receive similar benefits in the event that he is terminated without cause or resigns for good reason (i) within 90 days prior to a change of control transaction as a result of or in connection with such transaction or (ii) within 12 months following a change of control transaction.

Outstanding Equity Awards at Fiscal Year-End Table.

The following table contains information concerning unexercised options and stock that has not vested as of December 31, 2010 with respect to the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards
			Equity								Equity Incentive
			Incentive Plan						Equity Incentive		Plan Awards:
			Awards:						Plan Awards:		Market or
	Number of	Number of	Number of						Number of		Payout Value of
	Securities	Securities	Securities				Number of	Market Value of	Unearned		Unearned
	Underlying	Underlying	Underlying				Shares or Units	Shares or Units	Shares, Units or		Shares, Units or
	Unexpercised	Unexercised	Unexercised	Option	Option		of Stock That	of Stock That	Other Rights		Other Rights
Name and	Options (#)	Options (#)	Unearned	Exercise	Expiration		Have Not Vested	Have Not Vested	That Have Not		That Have Not
Principal Position	Exercisable	Unexercisable	Options (#)	Price ($)	Date		(#)	($)	Vested (#)		Vested (#)

Jonathan R Read	100,000	-	-	6.19	6/14/2020	(4)	-	-	-		-
CEO and President	16,667	-	-	2.40	11/1/2018	(1)	-	-	-		-
	16,667	-	-	16.80	11/1/2017	(1)	-	-	-		-

Ravi Brar	-	200,000	-	3.53	11/19/2020	(2)	-	-	200,000	(2)	644,266
Chief Financial Officer			-

Barry S Baer	8,333	-	-	11.40	12/31/2017	(3)	-	-	-		-
Former CFO; Secretary and
Assistand Treasurer (3)

Donald B. Karner	300,000	-	-	5.39	4/26/2020	(5)	-	-	-		-
CEO, ECOtality North America

Kevin P. Morrow	100,000	-	-	5.39	4/26/2020	(6)	-	-	-		-
Exec. VP ECOtality North America

Notes:

(1)
On each of November 1, 2007 and November 1, 2008, we granted 16,667 options to acquire shares of the Company’s common stock to Mr. Read as additional incentive compensation for services. The first 16,667 options vested on November 1, 2007 and were valued at $281,300 using the Black Scholes option pricing model. The second 16,667 options vested on November 1, 2008. The portion of these options earned in 2007 was valued at $14,442, using the Black Scholes pricing model. The remainder of the options were earned in 2008 and were valued at $55,168.

(2)
On November 19, 2010, we issued 200,000 options to acquire shares of the Company’s common stock to H. Ravi Brar as compensation for services valued at $644,266 using the Black Scholes pricing model. These options vest at a rate 25% per year.

(3)	On December 31, 2007, we issued 8,333 options to acquire shares of the Company’s common stock to Mr. Baer as compensation for services valued at $86,650, using the Black Scholes pricing model.

(4)
On June 14, 2010, we issued 100,000 options to acquire shares of the Company’s $0.001 par value common stock to Mr. Jonathan Read as compensation for services valued at $579,930 using the Black Scholes Option Calculator.

(5)
On April 26, 2010, we issued 300,000 options to acquire shares of the Company’s $0.001 par value common stock to Mr. Donald Karner as compensation for services valued at $1,525,740 using the Black Scholes Option Calculator.

(6)
On April 26, 2010, we issued 100,000 options to acquire shares of the Company’s $0.001 par value common stock to Mr. Kevin Morrow as compensation for services valued at $508,580 using the Black Scholes Option Calculator.

2007 Equity Incentive Plan

In January 2007, we adopted, subject to stockholder approval, an equity incentive plan which provides for the grant of options intended to qualify as “incentive stock options” and “non-statutory stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 together with the grant of bonus stock and stock appreciation rights at the discretion of our Board of Directors. Incentive stock options are issuable only to our eligible officers and employees. Our non-employee directors and consultants are eligible for non-statutory stock options only.

The plan is administered by our Board of Directors. As of September 29, 2011, we had 8,475,497 shares of common stock reserved for future issuance under the plan. Under the plan, the Board of Directors determines which individuals will receive options, grants or stock appreciation rights, the time period during which the rights may be exercised, the number of shares of common stock that may be purchased under the rights and the option price.

With respect to stock options, the per share exercise price of the common stock may not be less than the fair market value of the common stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the plan unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date of grant. The option price for non-statutory options is established by the Board of Directors and may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant.

No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options under the plan must be granted within ten years from the effective date of the plan and the exercise date of an option cannot be later than ten years from the date of grant. Any options that expire unexercised or that terminate upon an optionee’s ceasing to be employed by us will become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding. As of September 29, 2011, we had 1,293,664 options outstanding with a weighted average exercise price of $5.06.

Liability and Indemnification of Officers and Directors

Under our Articles of Incorporation, our directors and officers are not liable for monetary damages to the corporation, its stockholders or creditors except in connection with:

•	Acts or failures to act that constitute a breach of a director’s or officer’s fiduciary duty to us or our stockholders;
•	A breach of a director’s or officer’s fiduciary duty involving intentional misconduct, fraud or a knowing violation of law; or
•	An act or omission for which the liability of a director is expressly provided under Nevada law.

Our Articles of Incorporation and Bylaws permit us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. On January 13, 2011, we entered into indemnification agreements with each of our directors and officers. Under the terms of these indemnification agreements, we are obligated to indemnify and to advance expenses to the indemnitees to the fullest extent permitted by applicable law.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Review and Approval of Related Party Transactions

All transactions and relationships in which the company and our directors and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board. The members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval are required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board may consider:

•	the nature of the related person's interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and
•	any other matters the Audit Committee deems appropriate.

Reportable Related Party Transactions

Other than as disclosed below and in the “Executive Compensation” section, since January 1, 2009, there have been no transactions or proposed transactions where we (or any of our subsidiaries) were or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two fiscal years and in which any director, executive officer or beneficial holder of more than 5% of our outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest.

On August 29, 2008, Mr. Donald Karner, one of our directors, and Kathryn Forbes agreed to provide us a line of credit for up to $650,000. This line of credit was secured by a second position on receivables (junior to previously issued debentures). During the nine months ended September 30, 2008, $300,000 was advanced by Mr. Karner and Ms. Forbes. This line carried a loan fee of $45,000 payable when the line expired on December 15, 2008. No other interest payments or fees were required under the agreement. The fee of $45,000 was expensed over the life of the line. Imputed interest of $1,425 and financing charges of $6,962 were expensed in the nine month period ending September 30, 2008. The balance of the note payable of $450,000 was paid July 9, 2009.

On January 10, 2011, we entered into two agreements with ABB Inc. (which is an affiliate of our stockholder ABBTV) which establish the general terms of a commercial supplier relationship between us and ABB Inc. These agreements provide, generally, that ABB Inc. and its affiliates will collaborate with us and our affiliates to further the development, expansion and acceptance of battery charging solutions that incorporate, use or rely on our technology and/or that provide the networking functionality that we and our affiliates have designed and operate, associated with our Blink trademark. These agreements also set forth the general terms pursuant to which we have agreed to purchase certain products from ABB Inc. that are used in our electric vehicle charging solutions. Enrique Santacana, one of our directors, is the president and chief executive officer of ABB Inc., and Andrew Tang, another of our directors, is Managing Director of ABBTV.

PROPOSAL 2
REMOVAL OF THE BENEFICIAL OWNERSHIP LIMITATION WITH RESPECT TO THE WARRANT TO
PURCHASE COMMON STOCK HELD BY ABB TECHNOLOGY VENTURES LTD

General

On January 10, 2011, we entered into a Securities Purchase Agreement with ABB Technology Ventures Ltd, an accredited investor (“ABBTV”), pursuant to which ABBTV agreed to purchase shares of our common stock, par value $0.001 per share (“Common Stock”), and a warrant to purchase Common Stock for an aggregate purchase price of $10 million. At the closing of the investment, which occurred on January 13, 2011, we received gross proceeds of $10 million and issued to ABBTV 2,604,167 shares of Common Stock at a purchase price of $3.84 per share, and a five-year warrant to purchase 1,041,667 shares of Common Stock at an exercise price of $4.91 per share (the “Warrant”).

Because our Common Stock is listed on the Nasdaq Capital Market, we are subject to the Nasdaq Listing Rules that require us to obtain stockholder approval before issuing a number of shares of Common Stock equal to 20% or more of the number of shares outstanding before the issuance, in certain circumstances. Accordingly, in order to comply with the Nasdaq Listing Rules, the Warrant contains provisions that prohibit us from effecting any exercise in an amount that would result in the holder, together with its affiliates, beneficially owning more than 19.99% of our outstanding Common Stock upon such an exercise (the “Beneficial Ownership Limitation”). Under the terms of the Warrant, we have agreed to submit to a vote of our stockholders, no later than our 2011 Annual Meeting of Stockholders, a proposal to approve the issuance of Common Stock pursuant to the Warrant in an amount up to the maximum number of shares for which the Warrant may be exercised. Therefore, we are seeking stockholder approval to remove the Beneficial Ownership Limitation with respect to the Warrant. If our stockholders approve of such proposal, the Beneficial Ownership Limitation will terminate and the Warrant will be fully exercisable.

The table below sets forth (i) the total number shares beneficially owned by ABBTV, (ii) the number of warrants exercisable, and (iii) ABBTV’s percentage ownership, in each case depending on whether the stockholders approve the proposal to remove the Beneficial Ownership Limitation.

			If Stockholders DO NOT
	If Stockholders APPROVE		APPROVE Removal of
	Removal of the Beneficial		Beneficial Ownership
	Ownership Limitation		Limitation

ABBTV shares beneficially owned	5,260,834	(1)	4,753,216	(2)
ABBTV warrants exercisable	1,041,667	(3)	534,049	(4)
ABBTV percentage ownership (5)	22.12%		19.99%

(1)	Includes 4,219,167 shares of Common Stock and the Warrant to purchase 1,041,667 shares of Common Stock.

(2)	This number represents 19.99% of our outstanding shares of Common Stock as of September 29, 2011.

(3)	This number represents the shares of Common Stock issuable upon exercise of the Warrant, which will be fully exercisable upon the removal of the Beneficial Ownership Limitation.

(4)
This number is calculated as follows: Current beneficial ownership (subject to the Beneficial Ownership Limitation) of 4,753,216 shares – 4,219,167 shares of Common Stock currently owned = 534,049 warrants exercisable subject to the Beneficial Ownership Limitation.

(5)	Based on 23,777,970 shares of Common Stock outstanding as of September 29, 2011.

As shown in the table above, if the stockholders approve this Proposal No. 2, ABBTV would be entitled to exercise the Warrant for the full amount of Common Stock. This would result in ABBTV beneficially owning 5,260,834 shares, or 22.12%, of our outstanding Common Stock.

Interest of Certain Persons in this Proposal 2

Pursuant to an Investor Rights Agreement we entered into with ABBTV, we appointed Mr. Andrew Tang and Mr. Enrique Santacana to our Board of Directors on January 13, 2011. Mr. Tang currently serves as Managing Director of ABBTV and Mr. Santacana currently serves as the President and Chief Executive Officer of ABB Inc., an affiliate of ABBTV. Because neither Mr. Tang nor Mr. Santacana joined our Board of Directors until after the closing of the transaction with ABBTV, neither of them participated in discussions of, or voted with respect to, the sale of the Common Stock and Warrant to ABBTV that were approved by our Board of Directors. Both Mr. Tang and Mr. Santacana abstained from our Board of Directors vote recommending approval by our stockholders of this Proposal 2 to remove the Beneficial Ownership Limitation.

OTHER THAN THE ABSTENTIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of McGladrey & Pullen, LLP as its independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2011.  This selection will be presented to the stockholders for ratification at the Annual Meeting. McGladrey & Pullen has been serving us in this capacity since September 1, 2010.

Your ratification of the Audit Committee’s selection of McGladrey & Pullen, LLP is not necessary because the Audit Committee has responsibility for selection of our independent registered public accounting firm.  However, the Audit Committee will consider your vote on this proposal when selecting our independent registered public accounting firm in the future.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR 2011.

AUDIT AND RELATED FEES

Principal Accountant Fees and Services

The following table sets forth fees billed to us by our independent auditors for the years ended December 31, 2010 and 2009 for (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

	2010	2009
Audit fees	$396,127	$125,500

Audit-related fees	10,265	-

Tax fees	47,836	11,000

All other fees	-	-

Total fees	$454,228	$136,500

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee is made up solely of independent directors, as defined in the applicable SEC and Nasdaq rules, and operates under a written charter adopted by the Board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Management has responsibility for preparing our financial statements, as well as for our financial reporting process. McGladrey & Pullen, LLP, acting as our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States. The Audit Committee periodically meets with McGladrey & Pullen, LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

In this context, the Audit Committee hereby reports as follows:

(1)	The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management.

(2)
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed with the independent registered public accounting firm by PCAOB Rule 3200T regarding "Communication with Audit Committees."

(3)
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with such firm its independence from the company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Submitted by the Audit Committee:
David Kuzma, Chairman
Daryl Magana
Carlton Johnson

EXPENSES OF SOLICITATIONS

The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company.

MISCELLANEOUS MATTERS

Annual Report

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2010, is being distributed to all stockholders of the Company together with this proxy statement, in satisfaction of the requirements of the SEC.

Proposals of Stockholders

Stockholder Proposals for Inclusion in Next Year's Proxy Statement. Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2012 Annual Meeting of Stockholders, proposals of stockholders must be received at our principal executive offices no later than 120 calendar days prior to the anniversary of the date of the proxy statement for our 2011 Annual Meeting and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.

Stockholder Proposals for Presentation at Next Year's Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2012 Annual Meeting of Stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our Bylaws. Our Bylaws require notice with respect to the 2012 Annual Meeting no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the 2011 Annual Meeting; provided, however, that in the event that the 2012 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the first anniversary of the 2011 Annual Meeting, then the notice must be received no later than ten days following the day the notice of the 2012 Annual Meeting was made or public disclosure was made. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2012 Annual Meeting. In addition, our Bylaws include other requirements for nomination of candidates for director and proposals of other business.

Appendix A

Audit Committee Charter

PURPOSE
To assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations.

AUTHORITY
The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

1.  Appoint, compensate, and oversee the work of any registered public accounting firm employed by the organization.
2.  Resolve any disagreements between management and the auditor regarding financial reporting.
3.  Pre-approve all auditing and non-audit services.
4.  Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.
5.  Seek any information it requires from employees-all of whom are directed to cooperate with the committee's requests-or external parties.
6.  Meet with company officers, external auditors, or outside counsel, as it deems necessary.

COMPOSITION
The audit committee will consist of at least three members of the board of directors. The board or its nominating committee will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate.  At least one member shall be designated as the "financial expert," as defined by applicable legislation and regulation.

MEETINGS
The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.  Staff support to the committee will be provided by the Chief Financial Officer and/or the Director of Financial Operations.

RESPONSIBILITIES
The committee will carry out the following responsibilities:

Financial Statements

1.  Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.
2.  Review with management and the external auditors the results of the audit, including any difficulties encountered.
3.  Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.
4.  Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.
5.  Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing Standards.
6.  Understand how management develops interim financial information, and the nature and extent of external auditor involvement.
7.  Review interim financial reports with management and the external auditors before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

Internal Control

1.  Consider the effectiveness of the company's internal control system, including information technology security and control.
2.  Understand the scope of external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

External Audit

1.  Review the external auditors' proposed audit scope and approach, including coordination of audit effort with internal accounting staff.
2.  Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.
3.  Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors.
4.  On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

1.  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.
2.  Review the findings of any examinations by regulatory agencies, and any auditor observations.
3.  Obtain regular updates from management and company legal counsel regarding compliance matters.
4.  Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.
Reporting Responsibilities

1.  Regularly report to the board of directors about committee activities, issues, and related recommendations.
2.  Provide an open avenue of communication between the external auditors, and the board of directors.
3.  Report annually to the shareholders, describing the committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.
4.  Review any other reports the company issues that relate to committee responsibilities.

Other Responsibilities

1.  Perform other activities related to this charter as requested by the board of directors.
2.  Institute and oversee special investigations as needed.
3.  Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.
4.  Confirm annually that all responsibilities outlined in this charter have been carried out.
5.   Evaluate the committee's and individual members' performance on a regular basis.

Appendix B

Compensation Committee Charter

Role

The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Ecotality’s (The Company) executive officers, the adoption of policies that govern the Company’s compensation and benefit programs, oversight of plans for executive officer development and succession, and to fulfill the responsibilities set forth in this Charter.

 Membership

The membership of the Committee consists of at least three directors, each of whom shall (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least four times a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will meet periodically in executive session without Company management present. The Committee will cause to be kept adequate minutes of its proceedings, and will report on its actions and activities at the next regularly scheduled  meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Arizona.

 Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve the fees and other retention terms for such persons. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Except as otherwise delegated by the Board or the Committee, the Committee will act on behalf of the Board.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee. The Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals who are not executive officers. Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.

Responsibilities

The principal responsibilities of the Compensation Committee are as follows:

1.
Board Compensation. Periodically review the compensation paid to non-employee directors and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as a director.

2.	Chief Executive Officer Compensation
a.	Assist the Board in establishing CEO annual goals and objectives.
b.	Recommend CEO compensation to the other independent members of the Board for approval. (The CEO may not be present during deliberations or voting concerning the CEO's compensation.)
3.	Other Executive Officer Compensation
a.
Oversee an evaluation of the performance of the Company's executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.

b.
Review the structure and competitiveness of the Company’s executive officer compensation programs considering the following factors: (i) the attraction and retention of executive officers; (ii) the motivation of executive officers to achieve the Company’s business objectives; and (iii) the alignment of the interests of executive officers with the long-term interests of the Company’s shareholders.

c.	Review and approve compensation packages for new executive officers and termination packages for executive officers.
4.	Other Officer Compensation. Review and approve the compensation structure for executives at the level of vice president and above, other than executive officers.
5.
Development and Succession Planning. Review and discuss with the CEO and report to the Board plans for executive officer development and corporate succession plans for the CEO and other executive officers.

6.	General Compensation Oversight. Monitor and evaluate matters relating to the compensation and benefits structure of the Company as the Committee deems appropriate, including:
a.	Provide guidance to management on significant issues affecting compensation philosophy or policy.
b.	Provide input to management on whether compensation arrangements for Company executives incentivize unnecessary and excessive risk taking.
c.	Review and approve policies regarding CEO and other executive officer compensation.

7.	Equity and Other Benefit Plan Oversight
a.
Serve as the "Committee" established to administer the Company’s equity-based and employee benefit plans, and perform the duties of the Committee under those plans. The Compensation Committee may delegate those responsibilities to senior management as it deems appropriate.

b.	Appoint and remove plan administrators for the Company’s retirement plans for the Company’s employees and perform other duties that the Board may have with respect to the Company’s retirement plans.
8.	Compensation Consultant Oversight
a.	Retain and terminate compensation consultants that advise the Committee, as it deems appropriate, including approval of the consultants’ fees and other retention terms.
b.	Ensure that the compensation consultant retained by the Committee is independent of the Company.
9.
Disclosure. Discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) for the annual proxy statement; based on the review and discussion, recommend to the Board that the CD&A be included in the Company’s annual report or annual proxy statement; and produce an annual report of the Compensation Committee on executive compensation for the Company’s annual proxy statement in compliance with and to the extent required by applicable Securities and Exchange Commission rules and regulations and relevant listing authority.

10.	Other Responsibilities
a.	Regularly review and make recommendations to the Board about changes to the charter of the Committee.
b.	Obtain or perform an annual evaluation of the Committee's performance and make applicable recommendations.

Appendix C

The Nominating And Corporate Governance Committee Charter

I.	PURPOSE

The purposes of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of ECOtality, Inc., a Nevada corporation (the “Company”), shall be to: (i) recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (ii) to advise the Board with respect to the Board’s composition, procedures and committees; [and (iii) to develop and recommend to the Board a set of corporate governance principles applicable to the Company].  The Committee shall report to the Board on a regular basis and not less than once per year.

II.	COMPOSITION

The Committee shall be comprised of three or more directors each of whom has been determined by the Board to qualify as an independent director (“Independent Director”) under the rules of The Nasdaq Stock Market (“Nasdaq”).  Such members will be elected by and serve at the pleasure of the Board.  Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy or by written consent of the Board of Directors.  No member of the Committee shall be removed except by majority vote of the Board.  The Committee shall designate one member of the Committee as its chairperson.

III.	MEETINGS

The Committee will meet in person or telephonically at least twice per year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.  The Committee may invite the President and Chief Executive Officer, Secretary and/or Chief Financial Officer to attend any meeting or meetings of the Committee, except for portions of the meetings where such presence would be inappropriate, as determined by the Committee or its chairperson.  The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.	DUTIES AND RESPONSIBILITIES

The following are the duties and responsibilities of the Committee and may be modified by the Board from time to time:

1.           To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof.

2.           To identify individuals believed to be qualified to become Board members, and to determine the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders.  In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board a nominee to fill such vacancy.  The Committee may consider candidates proposed by management or by stockholders, but is not limited to such candidates.

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In nominating candidates, the Committee shall consider a candidate’s knowledge, experience, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, and understanding of the Company’s business environment, as may enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, as may enhance the ability of committees of the Board to fulfill their duties.  The Committee shall also take into account, as applicable, the satisfaction of any independence requirements imposed by law, regulation and Nasdaq, and any appropriate considerations concerning service by a director nominee on other public company boards or committees.

3.           To identify Board members qualified to fill vacancies on any committee of the Board and to recommend that the Board appoint the identified member or members to the respective committee, taking into account any factors set forth in such committee’s charter and any other factors the Committee deems appropriate.

4.           To establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

5.           To develop and recommend to the Board a set of corporate governance principles applicable to the Company and to review those principles at least once per year.

6.           To review the charters of each Board committee at least once every two years and develop appropriate recommendations for the Board.

7.           To prepare and issue the evaluation required under “Performance Evaluation” below.

8.           To consider any other corporate governance issues that may arise from time to time, and develop appropriate recommendations for the Board.

9.           Any other responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members or governance issues.

V.	PERFORMANCE EVALUATION

The Committee shall produce and provide to the Board on an annual basis a performance evaluation of the Committee’s performance of its duties under this charter.  The evaluation shall also include any recommendations to improve the charter of the Committee.  The performance evaluation shall be conducted in such a manner as the Committee deems appropriate.  Any member of the Committee may present the evaluation to the Board either orally or in writing.

VI.	RESOURCES AND AUTHORITY

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

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PROXY
ECOtality, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECOTALITY, INC.

The undersigned hereby appoints Dave Kuzma and Andrew Tang, and each of them individually, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ECOtality, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Four Embarcadero Center in the Stanford Room, San Francisco, CA  94111, on December 15, 2011, at 1:00 p.m. local time, and at any and all adjournments or postponements thereof, as follows:

1.	Election of Directors:
	Nominees:	For	Withhold Authority
	1a. Jonathan R Read	☐	☐

	1b. Dave Kuzma	☐	☐

	1c. Daryl Magana	☐	☐

	1d. Enrique Santacana	☐	☐

	1e. Andrew Tang	☐	☐

	1f. E. Slade Mead	☐	☐

	1g. Barry Baer	☐	☐

2.       To remove the beneficial ownership limitation with respect to the warrant to purchase common stock held by ABB Technology Ventures Ltd.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.       To ratify the appointment of McGladrey & Pullen LLP as the independent registered public accounting firm to audit ECOtality’s financial statements for the fiscal year ending December 31, 2011.

☐	FOR	☐	AGAINST	☐	ABSTAIN

           This Proxy when properly executed will be voted in the manner directed above.  If no direction is given, this Proxy will be voted   FOR   the election of the nominees listed above and   FOR   proposal 3.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY
- OR -
TO VOTE GO ONLINE TO THE WEBSITE BELOW
VOTE.CORPORATESTOCK.COM

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(continued from reverse side)

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting.   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 15, 2011.

Dated:

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon.  When shares are held by two or more persons, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer.  If shares are held by a partnership, please sign in partnership name by an authorized person.

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